Exhibit 99.1
NEWS RELEASE

COEUR COMMENTS ON CIVIC UNREST IN POTOSI, BOLIVIA
COEUR D’ALENE, Idaho — August 12, 2010 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) today commented on the general civic unrest taking place in Potosi near the Company’s San Bartolomé silver mine.
Humberto Rada, President of Coeur South America and Manquiri — Coeur’s Bolivian subsidiary — stated, “The ongoing civic unrest in Potosi is driven by local issues and is not related to our operations at San Bartolomé. Workers from San Bartolomé have been involved in a call for a civic stand down of work activities in Potosi as a show of community support, which has caused our operations to be temporarily stalled, and has impacted other mining besides San Bartolomé in the Potosi area. We are hopeful that the civic dispute will be settled soon.”
The Company is maintaining its production guidance for the mine for 2010.
About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a growing gold producer. Coeur is also a recognized leader in environmental stewardship and worker safety, with 13 national and international awards earned over the past year. The Company’s three new long-life mines include the San Bartolomé silver mine in Bolivia which began operations in 2008, the Palmarejo silver/gold mine in Mexico, which began operations in 2009, and the Kensington gold mine in Alaska, which began production in June of this year. The Company also owns underground mines in Argentina and one surface mine in Nevada, and owns a non-operating interest in a low-cost mine in Australia. The Company conducts exploration activities in Alaska, Argentina and Mexico. Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, and the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.
For Additional Information:
Investors
Director of Investor Relations
Deborah Schubert, (208) 665-0332
Media
Director of Corporate Communications
Tony Ebersole, (208) 665-0777
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.